UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 16, 2021

(Date of earliest event reported)

Commission File Number: 001-39175

NUNZIA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0442090 (I.R.S. Employer Identification No.)
1627 West 14th Street, Long Beach, California	90813
(Address of principal executive offices)	(Zip Code)

(714) 609 9117

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2021 GoCloud through there JV Partnership with the suppliers and authorized distributor issued an email authorizing NUNZIA Pharmaceutical to sell the following vaccines: J&J, AZ, Pfizer, Moderna and Sputnick.

I have attached the email below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUNZIA PHARMACEUTICAL COMPANY

By: /s/ Michael Mitsunaga
Michael Mitsunaga President

Dated: August 16, 2021

Exhibit

Umashankar Das <dr.udas999@gmail.com>	Jun 9, 2021, 3:41 PM

Hi Michael,

It was nice talking to you. As discussed with you we have good access to covid vaccines through our JV partnership with the supplier and authorized distributor. Gocloud will sell to Nunzia the following vaccines: J&J, AZ, Pfizer, Moderna and Sputnik.

Please let us know your requirements. We look forward to working with you to fulfil your orders.

Thank you.

Dr. Umashankar Das, Ph.D., M.B.A.

President & CEO

Gocloud Technologies Inc.